Morgan Stanley Developing Growth Securities Trust
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
IPass Inc.  07/23/  7,000,   $14.00 $98,000,   2,500  0.036%    %
              03      000              000                             Morgan
                                                                      Stanley,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                     Boston, SG
                                                                     Cowen and
                                                                       Thomas
                                                                       Weisel
                                                                      Partners
                                                                        LLC